DORSEY & WHITNEY LLP

Exhibit 5.1

February 26, 2016

U.S. Geothermal Inc.
390 E. Parkcenter Blvd., Suite 250
Boise, ID 83706

            Re: Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel to U.S. Geothermal Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by a certain selling stockholder (the “Selling Stockholder”) from time to time, of up to 2,500,000 of shares of the Company’s common stock, par value $0.001 (the “Shares”), which are issuable, at the Company’s election, to the Selling Stockholder as payment of up to an aggregate amount of $1,000,000 of principal and interest upon the Company’s 8% convertible promissory note due 2016 (the “Note”) issued to the Selling Stockholder in connection with a Purchase and Sale Agreement, dated December 14, 2015.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In rendering our opinions set forth below, we have assumed, and express no opinion as to, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as copies, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of any document we have reviewed. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

            We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares that may be sold by the Selling Stockholder pursuant to the Registration Statement will, when delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and issued by the Company upon conversion of the Note in accordance with the terms and conditions of the Note, be validly issued, fully paid and non-assessable.

            We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference of our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/S/ Dorsey & Whitney LLP